SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2012

Littlefield Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Lamar Boulevard
Austin, Texas 78705
(Address of principal executive office)
Issuer's telephone number:   (512) 476-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

At the Littlefield annual meeting of stockholders held on May 16, 2012, the stockholders elected each of the following individuals to serve on the Board of Directors for a one year term.

Proposal #1

Nominees	Votes For	Votes Withheld	Broker Non Votes
Jeffrey L Minch	11,767,345	219,315	4,589,737
Carlton R Williams Jr	11,891,700	94,960	4,589,737
Alfred T Stanley	11,882,075	104,585	4,589,737
Michael L Wilfley	11,891,700	94,960	4,589,737
Charles M Gillman	11,890,580	96,080	4,589,737
Gregory S Marchbanks	11,891,700	94,960	4,589,737

In addition, the following proposals were voted on and approved at the Annual Meeting.

Proposal #2	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of Padgett, Stratemann & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012	16,529,740	46,217	440	---

Proposal #3	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify adoption of the 2012 Stock Option Plan	11,669,731	296,289	20,640	4,589,737

Proposal #4	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify adoption of the 2012 Employee Stock Purchase Plan	11,873,702	92,918	20,040	4,589,737

In addition, the following advisory proposals were voted on at the Annual Meeting.

Proposal #5	Votes For	Votes Against	Abstentions	Broker Non Votes
Advisory vote regarding the compensation of the President and CEO	4,071,260	204,520	6,781	6,701,378

Proposal #6	Votes For	Votes Against	Abstentions	Broker Non Votes
Advisory vote regarding the compensation of the Board of Directors	4,173,955	89,265	19,881	6,700,838

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLEFIELD CORPORATION

Date: May 16, 2012	/s/ Richard S. Chilinski
Richard S. Chilinski Executive Vice President & Chief Financial Officer